Exhibit 10.13

DATE: AS OF 31st MARCH 2025

ULTRA HIGH POINT LIMITED

(FORMERLY KNOWN AS EWELL

HONG KONG LIMITED

(as the Borrower)

AND

JL INVESTMENT CAPITAL LIMITED

(as the Lender)

LOAN AGREEMENT

for

a term loan facility up to the

maximum principal amount of HK$10,000,000

Index

Clause No.	Heading	Page No.

1.	Interpretation	1
2.	The Loan Facility	5
3.	Purpose	5
4.	Drawing	5
5.	Interest	6
6.	Repayment	6
7.	Prepayment	7
8.	Payments	7
9.	Taxes	7
10.	Representations and Warranties	8
11.	Covenants	10
12.	Events of Default	11
13.	Indemnities	14
14.	Fees and Expenses	15
15.	Right of Set-off	15
16.	Confidentiality	16
17.	Notices	16
18.	Miscellaneous	17
19.	Assignment	18
20.	Law and Jurisdiction	18
21.	Third Party Rights	18

Schedules
1	Address and Facsimile Number for Notification	19
2	Notice of Drawing	20
3	Documents Under Section 18 Money Lenders Ordinance	21
4	The Personal Information Collection Statement	23

Execution

Annexures
1	Form on disclosure of the existence of third party’s by the intending borrowers
2	Copy of third party’s agreement provided by the intending borrowers
3	Form on confirmation by appointed third party on the non-charging of fees
4	Third party’s information and its relationship with the Money Lender and the Money Lender’s advice to the borrower

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THIS LOAN AGREEMENT is dated as of 31st March 2025

BETWEEN:

(1)	ULTRA HIGH POINT LIMITED (FORMERLY KNOWN AS EWELL HONG KONG LIMITED (Business Registration No.50546927) is a company incorporated in Hong Kong SAR whose registered office Unit 707, 7/F, Lakeside 1, Phase 2, No. 8 Science Park West Avenue, Hong Kong Science Park, Pak Shek Kok, New Territories, Hong Kong (the “Borrower”); and

(2)	JL INVESTMENT CAPITAL LIMITED (Business Registration No.75734210) (Money Lender Licence No. 0205/2024) is a company incorporated in Hong Kong SAR whose registered office Flat B2, Room B, 15th Floor, Teda Building, 87 Wing Lok Street, Sheung Wan, Hong Kong (the “Lender”).

WHEREAS:

(A)	The Lender is a Money Lender Licensee under the Money Lenders Ordinance (Cap. 163).

(B)	The Lender has at the request of the Borrower and the Guarantor (hereinafter defined) agreed to make available to the Borrower a term loan facility up to a maximum principal amount of HK$10,000,000.

1.	INTERPRETATION

1.1.	In this Agreement (including the Recitals and Schedules), the following expressions shall, except where the context otherwise requires, have the meanings attributed to them respectively below:

“Advance”	the advance of the Loan pursuant to Clause 4

“Availability Period”	The period from 1st April 2025 to the date which is one month prior to the “Repayment Date” subject always to clause 4.1

“Business Day”	a day (excluding Saturday, Sunday, public holiday and any day on which a tropical cyclone warning no. 8 or above is hoisted or remains hoisted between 9:00 a.m. and 5:00 p.m. and is not lowered at or before 5:00 p.m. or on which a “black” rainstorm warning is hoisted or remains in effect between 9:00 a.m. and 5:00 p.m. and is not discontinued at or before 5:00 p.m.) on which licensed banks in Hong Kong are generally open for business throughout their normal business hours

“Drawdown Date”	the date on which the Borrower shall make the Drawing as specified in the Notice of Drawing

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“Drawing”	each lump sum drawing of not less than HK$1,000,000 drawdown to be made by the Borrower on the Drawdown Date

“Encumbrance”	any mortgage, charge, debenture, pledge, lien (otherwise than arising by statute or operation of law), hypothecation or other encumbrance, priority of security interest, deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same

“Events of Default”	any one or more of the events specified in Clause 12.1

“First Loan Agreement”	The loan agreement dated 23rd April 2024 made between the Borrower and the Lender whereas the Lender agreed to make available the Borrower a term loan facility to a maximum principal amount of HK$20,000,000

“Guarantor”	YU CHI TAT DENNIS (holder of Hong Kong Identity Card No.O474085(7)) of Unit D, 1st Floor, Tower 11, Mayfair By The Sea II, No.21 Fo Chun Road, Tai Po, New Territories, Hong Kong

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China

“Interest Payment Date”	the last day of an Interest Period

“Interest Period”	in relation to the Loan, an interest period ascertained in accordance with Clause 5.3

“Listing”	the public listing of the shares of the Borrower or its holding company or ultimate holding company (the “Listing Entity”) on the Capital Market (NASDAQ-CM small cap) of the Nasdaq Stock Market in the United States of America on the parameter that not less than US$5,000,000 (net of listing expense) is raised by the sale of old shares and/or issuance of new shares of the Listing Entity which in aggregate would be not more than 35% of the issued or enlarged issued share capital of the Listing Entity

“Loan”	the principal amount of loan to be drawn by the Borrower out of the Loan Facility subject to and upon the terms of this Agreement and from time to time being outstanding

“Loan Facility”	the term loan facility up to a maximum principal amount of HK$10,000,000 granted by the Lender to the Borrower subject to the terms and conditions of this Agreement

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“Notice of Drawing”	the notice of drawing in the form set out in Schedule 2

“Repayment Date”	1st May 2026 or one month after the Listing, whichever is earlier

“Security Documents”	(i)	Personal Guarantee of the Guarantor in favour of the Lender;
	(ii)	Second share Charge of the entire shareholding of Future Dimension Holdings Limited;
	(iii)	Second share Charge of the entire shareholding of Maxway Enterprises Limited;
	(iv)	Second share Charge of the entire shareholding of Thingsocket Solutions Limited (Formerly known as UniNet InfoSystem Limited);
	(v)	Second share Charge of the entire shareholding of Mass Modules Limited;
	(vi)	Second share Charge of the entire shareholding of Ultra High Point Limited (Formerly known as Ewell Hong Kong Limited); and
	(vii)	Third Mortgage of Unit Don 1st Floor of Tower 11, Mayfair by the Sea II, No. 21 Fo Chun Road, Tai Po, New Territories, Hong Kong executed by Guarantor in favour of the Lender as security for the performance of the Borrower’s obligations hereunder and all documents ancillary to or derived from any of them all in form and substance reasonably satisfactory to the Lender.

“Security Parties”	the Borrower, Guarantor and any party whom has provided security or subsequently provides security for all or any part of the Borrower’s obligations under this Agreement, and a “Security Party” means each or any one of them, as the context requires

“HK$”	Hong Kong dollars, the lawful currency for the time being of Hong Kong

1.2.	Except to the extent that the context requires otherwise, any reference in this Agreement to:

	(1)	an “agency” of a state or government means any ministry, agency, board, bureau, commission, department, authority, statutory corporation (whether autonomous or not) or other instrumentality of or any corporation or other entity owned or controlled by such state or government;

	(2)	any document shall include that document as in force for the time being and as amended in accordance with the terms thereof or with the agreement of the parties thereto and with the consent of the Lender, if required hereunder;

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(3)	any enactment shall include same as from time to time re-enacted, amended, extended, consolidated or replaced;

(4)	“control” means in relation to a corporation, the power of a person to secure:

(a)	by means of the holding of shares or the possession of voting power in or in relation to that or any other corporation; or

(b)	by virtue of any powers conferred by the constituent documents or other documents regulating that or any other corporation,that the affairs of the first-mentioned corporation are conducted in accordance with the wishes of that person and “controlled” shall be construed accordingly;

(5)	“laws and regulations” shall include all constitutional provisions, treaties, conventions, statutes, acts, laws, decrees, ordinances, subsidiary and subordinate legislation, orders, rules and regulations having the force of law, rules of civil and common law and equity, directives, instructions, notifications, circulars, policy statements and guidelines (whether or not having the force of laws) and other similar authorities;

(6)	a “person” includes any individual, company, corporation, firm, partnership, joint venture, association, organisation, unit or trust (in each case, whether or not having separate legal personality);

(7)	“subsidiary” and “holding company” shall have the meaning attributed thereto by the Companies Ordinance of Hong Kong;

(8)	“tax” includes any present or future tax, levy, impost, duty, charge, fees, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed;

(9)	“tax on overaJI net income” of a person means the tax imposed by the jurisdiction in which its principal office is located on all or part of the net income, profits or gains of that person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or relate to a particular jurisdiction, or otherwise);

(10)	“years” and “months” mean calendar years and months respectively, under the Gregorian Calendar. For the avoidance of doubt a calendar month means a period beginning on one day of a calendar month and ending on the day numerically corresponding to such day in the following calendar month, provided that if the period begins on the last day of a calendar month or there is no such numerically corresponding day in the following month, the period shall end on the last day in such following calendar month.

1.3.	The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, references in this Agreement to the singular shall be deemed to include references to the plural and vice versa and references to one gender shall include all genders.

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1.4.	References in this Agreement to clauses and schedules are references to clauses and schedules to this Agreement and references to sub-clauses and paragraphs are, unless otherwise stated, reference to sub-clauses and paragraphs of the clause, sub-clause or, as appropriate, the schedule to which the reference appears.

2.	THE LOAN FACILITY

2.1.	Subject to the terms of this Agreement, the Lender hereby agrees to make available to the Borrower the Loan Facility.

3.	PURPOSE

3.1.	The Borrower shall apply the Loan Facility towards financing the working capital of the Borrower.

4.	DRAWING

4.1.	Subject to 4.2 and the other terms of this Agreement and subject to the loan facility of HK.$20,000,000 under the First Loan Agreement have been fully drawn and such principal amount of loan of HK$20,000,000 remain outstanding, the Borrower shall make the Drawing during the Availability Period on the Drawdown Date in accordance with the terms of this Agreement.

4.2.	Before the making of the first Drawing by the Borrower, the Borrower shall provide to the Lender the following documents:-

(1)	original copies of the Security Documents duly executed by the relevant Security Parties;

(2)	the documents required to be delivered under the Security Documents;

(3)	certified true copy of directors’ resolutions of the relevant Security Parties approving this Agreement, the Security Documents to which it is a party, and the transactions contemplated respectively thereunder;

before the making of each Drawing, the Borrower shall further provide to the Lender the following documents:

	(4)	a duly completed and signed original Notice of Drawing no less than seven (7) calendar days before the Drawdown Date unless otherwise agreed by the Lender; and

	(5)	such other information and/or document as this Agreement requires or the Lender may reasonably require.

4.3.	A Notice of Drawing once given under this Clause 4 shall not be revocable and shall oblige the Borrower to make a Drawing of the entire amount of the Advance stated in the Notice of Drawing.

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4.4.	Advance shall be made and credited to the Borrower’s designed account

5.	INTEREST

5.1.	The Borrower shall pay interest on the outstanding amount of the Loan in accordance with the provisions of this Clauses 5.

5.2.	Interest on the Loan shall accrue at the simple interest rate which is sixteen per cent. (16%) per annum. Interest shall be calculated on the basis of a year of 365 days and the actual number of days elapsed (inclusive of Interest Payment Date or Repayment Date or the date of prepayment). Interest shall be payable in arrears on each Interest Payment Date.

5.3.	The Interest Periods applicable to the Loan shall be one month and each Interest Payment Date shall be the last day of each Interest Period, provided that:

(1)	the first Interest Period shall commence on the first Drawdown Date;

(2)	where applicable, each Interest Period (except the first Interest Period) shall commence on the next day after each preceding Interest Period;

(3)	any Interest Period which would otherwise end on a non-Business Day, such Interest Period shall be extended to the next Business Day unless that would extend that Interest Period into the next following calendar month, in which event that Interest Period shall be shortened so as to end on the immediately preceding Business Day;

(4)	if any Interest Period commences on the last Business Day of a calendar month or if there is no corresponding date in the calendar month in which an Interest Period is due to end, then such Interest Period shall end on the last Business Day in the relevant later month; and

5.4.	any Interest Period which would otherwise extend beyond the Repayment Date shall instead end on the Repayment Date. Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed and the Borrower shall pay to the Lender the interest on all sum due unpaid or any part thereof at the interest rate as referred to in Clause 5.2 whether or not an judgment has been granted by the Court in any proceedings until the principal and interests have been paid full.

6.	REPAYMENT

6.1.	Without prejudice to Clause 12.3, the Borrower shall repay the Loan in full together with all interest accrued and all other monies payable under this Agreement on the Repayment Date.

6.2.	No amount repaid under Clause 6.1 can be re-borrowed by the Borrower.

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6.3.	Without prejudice to any other provisions of this Agreement, the Lender shall have the overriding right at any time by written notice to the Borrower TO DEMAND immediate repayment of the Loan and all interest accrued thereon and all other monies payable under this Agreement.

7.	PREPAYMENT

7.1.	The Borrower may prepay and without any penalty the whole or part of the Loan to the Lender on any Business Day provided that:

(1)	the Borrower shall have given to the Lender notice in writing of its intention to make such prepayment, specifying the amount to be prepaid and the date on which prepayment is to be made;

(2)	the Borrower shall at the same time of prepayment pay to the Lender all interest accrued on the prepaid amount from the end of the preceding Interest Period and up to the date of prepayment; and

(3)	the amount to be prepaid shall not be less than HK$1,000,000.

7.2.	A notice of intention to prepay shall not be effective until actually received by the Lender but once having been given by the Borrower shall be irrevocable and shall oblige the Borrower to make the specified prepayment and failure to make prepayment in accordance with such a notice shall be an Event of Default.

8.	PAYMENTS

8.1.	All payments to be made by the Borrower to the Lender pursuant to this Agreement shall be made in Hong Kong dollars in immediately available funds free from any withholding, set-off counterclaim or other deduction and, unless expressly provided in this Agreement to the contrary, shall be made to the Lender not later than 11:00 a.m. (Hong Kong time) on the due day to such account as the Lender may from time to time stipulate in writing.

8.2.	Whenever payment hereunder shall become due on a day which is not a Business Day at the place appointed for payment, the due date thereof shall either be extended to the next succeeding Business Day or, if such next succeeding Business Day falls in the following calendar month, be fixed on the preceding Business Day.

9.	TAXES

9.1.	All amounts payable by the Borrower hereunder shall be made without set-off, counterclaim or other deductions and free and clear of and without deduction for or on account of any taxes (other than tax on the overall net income of the Lender) now or hereafter imposed, levied, collected, withheld or assessed by any country, state or any political sub-division or taxing authority thereof or therein or any federation or organisation of which any such country, state or any political sub-division thereof may at the time of payment be a member.

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9.2.	If the Borrower is prohibited by law from making payments without deduction or withholding as provided in Clause 9.1 then:

(1)	the Borrower shall ensure that such deduction and/or withholding does not exceed the minimum legal requirement;

(2)	the Borrower shall pay to the Lender such additional amounts as necessary in order that the net amounts received by the Lender, after such deduction or withholding shall equal the amount which it would have received had no such deduction or withholding been required to be made;

(3)	the Borrower shall immediately and in any event no later than the date after which penalties would attach cause to be paid over to the relevant authority the full amount of the deduction or withholding which it is required to deduct or withhold including the whole amount of any deduction or withholding from any additional amount paid pursuant to paragraph (2) above; and

(4)	the Borrower shall deliver to the Lender within thirty (30) days of payment or the due date or on demand satisfactory evidence of payment of such deduction or withholding to the relevant authority.

9.3.	Without prejudice and in addition to Clauses 9.1 and 9.2, the Borrower shall fully indemnify and keep the Lender fully indemnified against all tax (other than tax on the overall net income of the Lender) now or hereafter imposed, levied, collected or assessed by the taxing authority of Hong Kong or other jurisdiction in respect of interest, and other sums of a similar nature paid or payable by the Borrower to the Lender under this Agreement. For the purpose aforesaid, the Borrower shall, on each occasion on which payment is made by the Borrower to the Lender in respect of interest and other sums of a similar nature under this Agreement, pay to the Lender such additional amount as the Lender may require to discharge the tax imposed by the taxing authority of Hong Kong or other jurisdiction on such payment.

10.	REPRESENTATIONS AND WARRANTIES

10.1.	The Borrower hereby represents and warrants to the Lender as follows:

(1)	the Borrower is a company duly incorporated with limited liability and validly existing under the laws of Hong Kong SAR and each of the Borrower and the Security Parties has full power to enter into the transactions contemplated in this Agreement and the Security Documents to which he/it is a party and all necessary actions and authorisations under its constituent documents (where applicable) for each of the Borrower and each Security Party enter into this Agreement and/or the relevant Security Document and to perform his/its obligations hereunder and thereunder have been taken and obtained;

(2)	the execution, delivery and performance by each of the Borrower and the Security Parties of this Agreement and the Security Documents to which he/it is a party will not exceed any power granted to him/it, or violate in any material respect any provision of (a) any law or regulation or any order or decree of any governmental agency or court to which he/it is subject; (b) its constituent documents; or (c) any mortgage, charge, deed, contract or other undertaking or instrument to which he/it is a party or which is binding upon him/it or his/its assets, and will not result in the creation or imposition of, or any obligation to create or impose, any Encumbrance on any of his/its assets;

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(3)	this Agreement and the Security Documents constitute or will, when executed, constitute the legal, valid and binding obligations of the Borrower and the Security Documents to which he/it is a party, enforceable in accordance with their respective terms;

(4)	all governmental or other authorisations, approvals and consents required for or in connection with the execution, delivery, performance, legality, validity, enforceability and admissibility in evidence of this Agreement and the Security Documents have been obtained and all such authorisations, approvals and consents are in full force and effect;

(5)	no action, suit or proceeding is pending or threatened against the Borrower and the Security Parties before any court, board of arbitration or administrative agency or tribunal which the Lender may at its reasonable opinion consider to be material on the business, assets or condition (financial or otherwise) of the Borrower and the Security Parties, on the ability of the Borrower and the Security Parties to perform any of their respective obligations under this Agreement and the Security Documents or other documents to which he/it is a party;

(6)	no Event of Default has occurred or will occur as a result of the entry into this Agreement and any of the Security Documents by the Borrower and the Security Parties;

(7)	the information supplied to the Lender by the Borrower concerning itself or other Security Parties are true and accurate; and

(8)	the choice of Hong Kong law as the governing law of this Agreement and Security Documents will be recognized and enforced in the jurisdiction of incorporation of each of the Security Parties and any judgment obtained in Hong Kong in relation to the Agreement and Security Documents will be recognized and enforced in the jurisdiction of incorporation of each of the Security Parties.

10.2.	The Borrower hereby further represents, warrants and agrees that each of the representations and warranties contained in Clause 10.1 shall be correct and complied with in all material respects for so long as any part of the Loan or interest thereon or any other amounts payable hereunder or under the Security Documents or any of them remain outstanding and shall without prejudice to the foregoing be deemed to be repeated on each Drawdown Date.

10.3.	The Borrower hereby acknowledges that the Lender has agreed to make the Loan available to the Borrower in reliance upon the representations and warranties contained in Clause 10.1.

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11.	COVENANTS

11.1.	The Borrower hereby covenants and agrees with the Lender that so long as any part of the Loan or interest thereon or any other amounts payable hereunder or under the Security Documents or any of them remain outstanding, it shall and shall procure the Security Party (where applicable):

(1)	maintain its corporate existence and carry on and conduct its business in a proper and efficient manner;

(2)	promptly advise the Lender the details of any litigation, arbitration or administrative proceeding which would have rendered the representation and warranty contained in Clause 10.1 incorrect in any material respect had the same been current or threatened as at the date hereof immediately upon occurrence of the same;

(3)	in all respects observe and comply with the covenants and obligations under this Agreement and the Security Documents to which he/it is a party;

(4)	promptly advise the Lender upon becoming aware of (i) any Event of Default; or (ii) any material adverse factor which may inhibit the Borrower and/or any of the Security Parties in the performance of his/its obligations under this Agreement and the Security Documents to which he/it is a party;

(5)	comply with the terms and conditions of all applicable laws, regulations, agreements, licences and concessions in all material aspects at all times;

(6)	provide the Lender from time to time with the updated information of the Security Parties and Listing process.

(7)	use best endeavor to procure the Listing as soon as practicable provided that the Borrower does not guarantee that the Listing will be achieved.

11.2.	The Borrower hereby covenants and agrees with the Lender that so long as any part of the Loan or interest thereon or any other amounts payable hereunder or under the Security Documents or any of them remain outstanding, it will not and will procure the Security Parties (where applicable) not to, without the prior consent of the Lender:

(1)	amend or permit any amendments to be made to its constituent documents or merge, consolidate or amalgamate with any entity;

(2)	permit any transfer of shares in its issued capital or warrants, or any allotment or issue or enter into agreement for the allotment or issue of any further shares or subdivide or consolidate all or any of its shares or change of the nominal value or the rights attaching to any such shares;

(3)	dispose of the whole or any part of his/its undertaking or assets;

(4)	create or permit to exist any Encumbrance over the whole or any part of his/its assets;

(5)	not to declare and/or make any payment and/or any other distribution of any kind, whether income or capital nature and whether in cash or in specie and whether by way of repayment of loan or otherwise, to its shareholders; and

(6)	create or permit to subsist any security over any of its assets.

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12.	EVENTS OF DEFAULT

12.1.	There shall be an Event of Default if any one of the following events shall have occurred or is continuing:

(1)	the Borrower fails to pay the principal amount of the Loan in accordance with the terms of this Agreement when due;

(2)	the Borrower and/or any of the Security Parties fails to pay in accordance with the terms of this Agreement and/or the Security Documents to which he/it is a party, any sums hereunder or thereunder (other than the principal amount of the Loan) within three (3) Business Days after the Lender has given written notice to the Borrower that such sums is due and payable;

(3)	the Borrower and/or any of the Security Parties fails to duly perform or observe any of his/its obligations or in breach of the covenants under this Agreement, and the Security Documents to which he/it is a party other than those referred to in Clause 12.1(1) and (2);

(4)	any of the representations or warranties by the Borrower and the Security Parties contained in this Agreement and the Security Documents or made pursuant hereto or thereto proves to have been untrue or incorrect in any material respect when made or deemed to have been made;

(5)	this Agreement or any of the security Documents ceases to be in full force and effect or the validity or enforceability hereof or thereof or any indebtedness or any other obligation of the Borrower or any of the Security Parties hereunder or thereunder is disaffirmed by or on behalf of the Borrower or the relevant Security Party;

(6)	this Agreement or any of the security Documents shall be or is likely to be invalid, void or unenforceable unless the Borrower can provide to the Lender within ten (10) Business Days of notice from the Lender to the Borrower requiring the same an opinion of a counsel to the effect that:

(a)	this Agreement or the relevant security Document is not invalid, void or unenforceable; or

(b)	the Borrower is nevertheless able to procure the entry into of valid and enforceable substitute documents which do not prejudice the Lender’s position from that under this Agreement or the relevant security Document and the Borrower does so procure the entry into of such substitute documents within a period of five (5) Business Days of the date of such counsel’s opinion.

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(7)	Guarantor ceases (i) to be the managing director of the Borrower or (ii) to have any interest or control over the Borrower;

(8)	the Lender is unable to contact or receive any response from the Borrower and/or Guarantor via telephone, email, WhatsApp or WeChat/weixin for more than one month;

(9)	a cross-default occurs including (i) any indebtedness of the Borrower and/ or the Security Parties is not paid when due by the Borrower and/or any of the Security Parties; (ii) any indebtedness of Borrower and/or the Security Parties is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described); (iii) any commitment for any indebtedness of Borrower and/or the Security Parties is cancelled or suspended by a creditor of that Borrower and/or the Security Parties as a result of an event of default (however described); (iv) any creditor of Borrower and/or the Security Parties becomes entitled to declare any indebtedness of that Borrower and/or the Security Parties due and payable prior to its specified maturity as a result of an event of default (however described);

(10)	if in respect of the Borrower or any of the Security Parties:-

(a)	any order shall be made by a competent court or other appropriate authority or any resolution shall be passed for bankruptcy, liquidation, winding-up or dissolution or for the appointment of a liquidator, receiver, trustee or similar official of it or of all or a substantial part of its assets otherwise than for the purposes of amalgamation, merger or re-construction, the terms of which have previously been disclosed to and approved in writing by the Lender;

(b)	a distress or execution shall be levied or enforced upon or sued out against any of its chattels, properties, or assets and shall not be discharged or stayed or in good faith contested by action within 21 days thereafter;

(c)	it shall stop payment to creditors generally or shall be unable to pay its debts within the meaning of any applicable legislation relating to insolvency, bankruptcy, liquidation or winding-up, or shall cease or threaten to cease substantially to carry on business (except for the purposes of amalgamation, merger or re- construction, the terms of which have previously been disclosed to and approved in writing by the Lender);

(d)	it proposes or enters into any composition or other arrangement for the benefit of its creditors generally;

(11)	if it shall become impossible or unlawful for the Borrower, or any of the Security Parties to fulfil any of its undertakings or obligations contained herein or in the relevant Security Documents to which it is a party or in any other guarantee, security, instrument, agreement or document held by the Lender as security for the Borrower’s obligations hereunder or in respect of the Secured Indebtedness or any part thereof or for the Lender to exercise the rights or any of them vested in it under any of the Security Documents shall become, for any reason, invalid or unenforceable;

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(12)	if anything shall be done or suffered or omitted to be done by the Borrower or any of the Security Parties which (in the opinion of the Lender) puts or may put in jeopardy the security created by this Agreement, any of the Security Documents or any other guarantee, security, instrument, agreement or document held by the Lender as security for the obligations of the Borrower hereunder and, if capable of correction, shall not be corrected within 14 Business Days after receipt by the Borrower of notice from the Lender requiring correction or otherwise if this Agreement or any Security Documents becomes, for any reason, invalid or unenforceable;

(13)	if the Borrower or any of the Security Parties sells, charges, mortgages, pledges or otherwise encumbers (or agrees to do any of the above), or permits any encumbrance to be created or subsisted over, any of its present and/or future assets without the prior written consent of the Lender during the subsistence of the Loan;

(14)	if there is any litigation, arbitration or proceeding is started or threatened against the Borrower or any of the Security Parties, in each case which the Lender determines might have or is reasonably likely to have a material adverse change; and

(15)	if any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision or re- organization (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower or any of the Security Parties;

(b)	a composition, assignment or arrangement with any of the Borrower’s or Security Parties’ creditor;

(c)	the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of the Borrower or any of the Security Parties or any of its assets; or

(d)	enforcement of any security over any assets of the Borrower or any of the Security Parties.

12.2.	The Borrower shall notify the Lender forthwith in writing of any occurrence of an Event of Default.

12.3.	Upon the occurrence of an Event of Default and at any time thereafter, the Lender may by notice in writing to the Borrower (i) declare the Loan, all interest accrued thereon, and all other monies payable under this Agreement to be forthwith due and payable whereupon the same shall be forthwith due and payable, and all the obligations of the Lender under this Agreement shall lapse and (ii) declare that the security constituted by the Security Documents or any of them has become immediately enforceable, whereupon such security shall become immediately enforceable as against the Borrower and against any of the Security Parties.

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13.	INDEMNITIES

13.1.	Without prejudice to any other right or remedy of the Lender, upon:

(1)	the occurrence of an Event of Default; and/or

(2)	the declaration of the Loan to be immediately due and payable and the Security Documents to be immediately enforceable pursuant to Clause 12.3 or otherwise in accordance with the terms of this Agreement; and/or

(3)	the Borrower failing to borrow the Loan after having delivered a Notice of Drawing; and/or

(4)	any repayment being made otherwise than on the Repayment Date or payment made pursuant to Clause 7; and/or

(5)	any sums payable by the Borrower under this Agreement not being paid when due, and at any time thereafter,

the Borrower shall pay to the Lender on demand such amount or amounts as shall indemnify the Lender against all losses, expenses and liabilities which the Lender may sustain or incur by reason of the occurrence of any of the foregoing including but not limited to any loss, expense, premium or penalties suffered or incurred by the Lender in liquidating or re-employing deposits from third parties acquired to effect or maintain the Loan or any part thereof.

13.2.	Any payment made to the Lender by or on behalf of the Borrower in a currency (the “Currency of Payment”) other than the currency in which the payment_should have been made pursuant to this Agreement or the Security Documents or any of them (the “Currency of Obligation”) in whatever circumstances including without limitation the payment of damages for breach of this Agreement or the Security Documents or any of them shall only constitute a discharge to the Borrower to the extent of the amount of the Currency of Obligation which the Lender is able, on the Business Day following the date of receipt by it of such payment in the Currency of Payment, to purchase in the foreign exchange market of its choice with the amount so received. If the amount of the Currency of Obligation which the Lender is so able to purchase falls short of the amount originally due to the Lender hereunder, the Borrower shall fully indemnify and hold the Lender harmless against any loss or damage arising as a result. This indemnity shall constitute a separate and independent obligation from the other obligations herein and shall give rise to a separate and independent cause of action.

13.3.	If any sum due from the Borrower under this Agreement or pursuant to any order or judgement given or made in relation hereto has to be converted from the currency (“the first currency”) in which the same is payable under this Agreement or under such order or judgement into another currency (“the second currency”) for the purpose of (i) making or filing a claim or proof against the Borrower or (ii) obtaining an order or judgement in any court or other tribunal or (iii) enforcing any order or judgement given or made in relation hereto, the Borrower shall indemnify the Lender, by payment in cash immediately upon demand, from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency, and (b) the rate or rates of exchange at which the Lender may, in the ordinary course of business, purchase the first currency with the second currency upon receipt of a sum paid to the Lender in satisfaction, in whole or in part, of any such order, judgement, claim or proof.

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14.	FEES AND EXPENSES

14.1.	The Borrower shall pay to the Lender on demand on a full indemnity basis:

(1)	all costs, charges and expenses (including legal fees on a full indemnity basis) incurred by the Lender in connection with the negotiation, preparation and execution of this Agreement, the Security Documents and all other documents ancillary to or derived from any of them; and

(2)	all costs, charges and expenses (including legal fees on a full indemnity basis) incurred by the Lender in connection with the perfection and enforcement of the security created by this Agreement and the Security Documents or the preservation, enforcement, exercise or intended or attempted exercise of any of the rights, powers or remedies of the Lender hereunder or thereunder or otherwise in connection with the Loan or the admissibility in evidence of this Agreement and/or the Security Documents.

15.	RIGHT OF SET-OFF

15.1.	Without prejudice to any other right or remedy of the Lender, the Borrower hereby authorises the Lender without notice notwithstanding any settlement of account or other matter whatsoever combine or consolidate all or any then existing accounts (whether current, deposit, loan or of any other nature whatsoever) and whether in Hong Kong dollars or in any other currency of the Borrower whether alone or jointly with others and to apply (to the extent of the available credit balance) any credit balance (whether or not then due) to which the Borrower is entitled on any one or more of such accounts in or towards satisfaction of any liabilities of the Borrower to the Lender under this Agreement whether such liabilities be present, future, actual, contingent, primary, collateral, several or joint. For the purposes aforesaid, the Lender may use all or any part of such credit balance to buy such other currencies as may be necessary to effect such application or set- off.

15.2.	If all monies payable under this Agreement become due and payable pursuant to a declaration under Clause 12.3, all monies received or recovered by the Lender under this Agreement shall be applied, subject to any prior ranking claims, and subject to the right of the Lender to credit any such monies to a suspense account as follows:

(1)	in or towards the discharge of, on a full indemnity basis, all costs, expenses and charges (including legal fees) incurred by the Lender in connection with the perfection and enforcement of this Agreement and the preservation or exercise or intended or attempted exercise of any rights, powers and remedies hereunder or otherwise in connection with the Loan or the admissibility in evidence of this Agreement;

15

(2)	in or towards the discharge of fees and all other amounts (other than the Loan and interest payable by the Borrower under this Agreement) payable by the Borrower pursuant to, under or in connection with this Agreement;

(3)	in or towards the discharge of interest (including default interest) payable by the Borrower pursuant to, under or in connection with this Agreement;

(4)	in or towards the discharge of the Loan; and

(5)	as to the balance, subject to the rights of any third parties of which the Lender has actual notice, to the Borrower.

16.	CONFIDENTIALITY

16.1.	No public announcement or communication of any kind shall be made in respect of the subject matter of this Agreement unless specifically agreed between the parties or unless an announcement is required pursuant to the applicable law and the regulations or the requirements for the Listing or any other regulatory body or authority.

16.2.	Each of the parties undertakes to the other of them that it will not, at any time after the date of this Agreement, divulge or communicate to any person other than to its professional advisers, or when required by law, or to its respective officers or employees or advisers whose province it is to know the same any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the other party which may be within or may come to its knowledge and it shall use its best endeavours to prevent the publication or disclosure of any such confidential information concerning such matters.

16.3.	Each of the Borrower and the Guarantor hereby acknowledge receipt of the Personal Information Collection Statement issued by the Lender pursuant to the Personal Data (Privacy) Ordinance (Cap. 486 Laws of Hong Kong) and agrees to the terms set out in the Schedule 4.

17.	NOTICES

17.1.	All notices or communications required to be served or given pursuant to this Agreement:

(1)	shall be in writing and may be sent by prepaid postage, mail (by airmail if to another country), email or facsimile (but, if by facsimile from the Borrower, shall promptly be confirmed by mail) or personal delivery;

(2)	shall be sent to the parties at the facsimile number or email address or address from time to time designated in writing by that party to the other; the initial facsimile number, email address and address so designated by each party being set out in Schedule 1;

16

(3)	if sent by the Borrower shall be deemed to have been given and received by the Lender (a) within three (3) days after the date of posting, if sent by mail; (b) when delivered, if delivered by hand; and (c) on despatch, if sent by email or facsimile;

(4)	if sent to the Borrower shall be deemed to have been given and received by the Borrower (a) within three (3) days after the date of posting, if sent by mail; (b) when delivered, if delivered by hand; and (c) on despatch, if sent by email or facsimile; and

(5)	shall be in the English language.

18.	MISCELLANEOUS

18.1.	A certificate issued by the Lender as to any sum payable by the Borrower under this Agreement and any other certificate, determination, notification or opinion of the Lender provided for in this Agreement shall be served on the Borrower for such demand as final and conclusive.

18.2.	If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby.

18.3.	Time is of the essence of this Agreement but no failure or delay on the part of the Lender to exercise any power, right or remedy hereunder shall operate as a waiver thereof nor shall a waiver by the Lender of any particular default by the Borrower affect or prejudice the right, power or remedy of the Lender in respect of any other default or any subsequent default of the same or a different kind nor shall any single or partial exercise by the Lender of any power, right or remedy hereunder preclude any other or further exercise thereof or the exercise of any power, right or remedy.

18.4.	No power, right or remedy conferred under this Agreement upon the Lender is intended to be exclusive of any other power, right or remedy but shall be cumulative and shall be in addition to every other power and remedy now or hereafter existing at law, in equity, by statute or contract or otherwise.

18.5.	No waiver of any Event of Default shall be effective unless in writing signed by the Lender.

18.6.	This Agreement may not be amended save in writing duly signed by all parties hereto.

18.7.	The Lender may grant waivers, consents or indulgence in respect of any one or more obligations of or requirements imposed on or applied to the Borrower under or in connection with this Agreement including without limitation any requirement applicable to the making of an Advance under the Loan, or prepayment of the Loan and any such waiver, consents or indulgence may be given subject to such terms and conditions as may be imposed by the Lender.

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18.8.	If the Borrower entered any Security Documents in favour of any other financial institution(s) or any other person within 30 days before signing of this Agreement, the Borrower shall notify the Lender of the same, failing which the Lender is entitled to immediately terminate this Agreement and recover all the money payable under the Loan and all costs and expenses, including legal costs and debt collection agency fee, etc, incurred therefrom.

18.9.	The Borrower agrees that if the Lender comes to notice that the information provided by the Borrower is incorrect or the Borrower willfully or deliberately gives false information, then the Lender reserves all rights to look into the criminal liability of the Borrower.

18.10.	The note or memorandum required under Section 18 of the Money Lenders Ordinance is set out in the Schedule 3 hereto, which Schedule 3 shall form part of this Loan Agreement.

18.11.	To safeguard the interests of the borrower and in compliance with the requirements as set out in Guidelines on Additional Licensing Conditions of Money Lenders Licence issued by the government in October 2016, this Agreement shall include the attachment consisting of:

(1)	form on disclosure of the existence of third party’s by the intending borrowers set out in the Annexure 1;

(2)	copy of third party’s agreement provided by the intending borrowers set out in the Annexure 2;

(3)	form on confirmation by appointed third party on the non-charging of fees set out in the Annexure 3;

(4)	Third party’s information and its relationship with the Money Lender and the Money Lender’s advice to the borrower set out in the Annexure 4.

18.12	All the documents attached to this Loan Agreement also form part of this Loan Agreement

19.	ASSIGNMENT

19.1.	This Agreement shall enure to the benefit of the parties hereto and their respective successors, assignees and transferees.

19.2.	The Borrower may not assign any of its rights or obligations under this Agreement.

19.3.	The Lender may at any time without the consent of or notice of the Borrower assign its rights or benefits hereunder or any part thereof to any one or more persons on such terms and conditions as it may deem fit. The assignee lender(s) shall have the same rights and/or benefits against the Borrower under this Agreement as if it/they were an original party thereto in respect of the rights and/or benefits assigned to it/them. The Lender may disclose to a potential assignee or any other person proposing to enter into contractual arrangements with it in relation to this Agreement such information about the Borrower as it may think fit. The Lender may not assign or novate its obligation under this Agreement.

20.	LAW AND JURISDICTION

20.1.	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

20.2.	The parties hereto irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong.

21.	THIRD PARTY RIGHTS

21.1.	Unless expressly provided to the contrary in this Agreement, a person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623, Laws of Hong Kong) to enforce any of the terms of this Agreement, and whether so provided in this Agreement or not, no consent of third party is required for the amendment to (including the waiver or compromise of any obligation), rescission of or termination of this Agreement.

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Schedule 1

ADDRESS AND FACSIMILE NUMBER FOR NOTIFICATION

Party	Address	Email Address / Facsimile Number	Attention

The Borrower	Unit 707, 7/F, Lakeside 1, Phase 2, No. 8 Science Park West Avenue, Hong Kong Science Park, Pak Shek Kok, New Territories, Hong Kong	dennis@ewell.HK	Mr. Dennis Yu

The Lender	Flat B2, Room B, 15th Floor, Teda Building, 87 Wing Lok Street, Sheung Wan, Hong Kong	Tommy.Cheung.JL@gmail.com	Mr. Cheung Wing Lok

19

Schedule 2

NOTICE OF DRAWING

To:	JL INVESTMENT CAPITAL LIMITED

We refer to the loan agreement dated as of 31st March 2025 (the “Loan Agreement”) pursuant to which you have agreed to grant a term loan facility up to a maximum principal amount of HK$10,000,000 to us. Unless the context otherwise requires, capitalised terms used herein shall have the same meanings as those defined in the Loan Agreement.

We hereby give you notice that we intend to make a drawing of HK$[*] on [*] of the Loan Facility.

Loan shall be credited to the following account:

Name of Bank:
Bank code:
Branch Code:
SWIFT Code:
Account Name:	Ultra High Point Limited
Account Number:

For and on behalf of

ULTRA HIGH POINT LIMITED

Name: YU Chi Tat Dennis

Position: Director

20

Schedule 3

DOCUMENTS UNDER SECTION 18 OF MONEY LENDERS ORDINANCE

附表3 [第11條]

貸款協議的摘記或備忘錄所須包括或附有的本條例條文撮要的格式

[本條例第18(1)及34條]

放債人條例

以下所列的《放債人條例》條文撮要，對保障訂立貸款協議的各方均至為重要，應小心閱讀。該撮要並非法例的一部分，如有疑問，應參閱《放債人條例》有關條文。

《放債人條例》第III部撮要——放債人進行的交易

*本條例第18條*列出關於放債人作出貸款的規定。每份貸款協議須以書面訂立，並由借款人於該協議作出後的7天內及於該筆款項貸出之*前*簽署。在簽訂協議時，須將已簽署的一份協議摘記，連同本撮要一份給予借款人。該摘記須載有該宗貸款的詳盡細則，包括還款條款、保證形式及利率。不符合上述規定的協議不得予以強制執行，除非法庭信納不強制執行該協議並不公平。

*本條例第19條*訂定，如借款人提出書面要求及就有關開支而支付訂明費用，則放債人須將該借款人在貸款協議下當時的債務情況(包括已還款項、到期或即將到期的款項及利率)的結算書正本及副本一份給予借款人。借款人須在該結算書的副本上簽註文字，表示已經收到該結算書的正本，並將經如此簽註的該結算書副本交回該放債人。放債人則須在與該結算書有關的協議持續期間保留該份已交回的結算書副本。如放債人不照辦，即屬犯罪。如借款人提出書面要求，放債人亦須供給與該宗貸款有關或與保證有關的任何文件的副本。但上述要求，不得在一個月內提出超過一次。放債人如無充分理由而沒有遵照本段所述的要求辦理，則不得收取在該等要求沒有照辦期間的利息。

*本條例第20條*訂定，除非保證人亦是借款人，否則須在協議作出後的7天內，給予保證人一份已簽署的協議摘記、一份保證文書(如有的話)及詳列須支付款項總額的結算書。如保證人在任何時間提出書面要求(不得在一個月內超過一次)，放債人須給予他一份已簽署並詳列已支付款項總額及尚欠款項總額的結算書。放債人如無充分理由而沒有遵照辦理，則不得在該項要求沒有照辦期內強制執行該項保證。

*本條例第21條*訂定，借款人以書面通知後，可隨時將貸款及計算至還款日期為止的利息償還，放債人不得因借款人提早還款而徵收較高利率。

放債人如是財政司根據《放債人條例》第33A(4)條以憲報公告認可的放債人或認可的社團的成員，則上述條文不適用。

*本條例第22條*述明，任何貸款協議如訂定須支付複利或訂定不准以分期方式償還貸款，均屬非法。此外，任何貸款協議如訂定到期而未支付的款項須收取較高利率，亦屬非法，但該協議可訂定，未償還的本金部分及利息須收取單利，但利率不得超過在沒有拖欠的情況下須支付的利率；但如法庭信納，該協議如因不符合本條規定而成為非法並不公平，則可宣布該份非法協議全部或部分合法。

*本條例第23條*述明，如放債人在訂立貸款協議時或接受貸款保證時並未領有牌照，則與該放債人訂立的貸款協議及給予他的保證不得強制執行；但如法庭信納，該協議或保證如因本條規定而不能強制執行並不公平，則可宣布該協議或保證的全部或部分可予強制執行。

《放債人條例》第IV部撮要——過高利率

*本條例第24條*釐定任何貸款的最高實際利率("實際利率"須按照本條例附表2計算)。任何貸款協議如訂定更高的實際利率，則不得強制執行，而放債人亦可被檢控。此最高利率可由立法會予以變更，但已存在的協議則不受影響。對於向繳足款股本不少於$1,000,000的公司作出的貸款或作出如此貸款的人，本條並不適用。

(1999年第23號第3條；2022年第139號法律公告)

*本條例第25條*訂定，在強制執行貸款協議或強制執行貸款保證的法庭法律程序中，或在借款人本人或保證人本人向法庭申請濟助時，法庭可查察該協議的條款，以視該等條款是否極之不公平或利率過高(實際利率如超逾本條指明的利率，即可單憑該理由而推定該利率過高)，而法庭在顧及所有情況後，可將該協議的條款更改，使其對協議各方均公平。對於向繳足款股本不少於$1,000,000的公司作出的貸款或作出如此貸款的人，本條並不適用。

(1999年第23號第3條；2022年第139號法律公告)

借款人簽署：

21

Schedule 3 [reg. 11]

Form of Summary of Provisions of the Ordinance to be Included in or Attached to a Note or Memorandum of a Loan Agreement

(SS. 18(1) & 34

THE MONEY LENDERS ORDINANCE

The provisions of the Money Lenders Ordinance summarized below are important for the protection of all the parties to a loan agreement, and should be read carefully. The summary is not part of the law, and reference should be made to the provisions of the Ordinance itself in case of doubt.

Summary of Part III of the Ordinance-Money lenders transactions

Section 18 sets out the requirements relating to loans made by a money lender. Every agreement for a loan must be put into writing and signed by the borrower within 7 days of making the agreement and before the money is lent. A copy of the signed note of the agreement must be given to the borrower, with a copy of this summary, at the time of signing. The signed note must contain full details of the loan, including the terms of repayment, the form of security and the rate of interest. An agreement which does not comply with the requirements will be unenforceable, except where a court is satisfied that it would be unjust not to enforce it.

Section 19 provides that a money lender must, if requested in writing and on payment of the prescribed fee for expenses, give the original and a copy of a written statement of a borrower’s current position under a loan agreement, including how much has been paid, how much is due or will be due, and the rate of interest. The borrower must endorse on the copy of the statement words to the effect that he has received the original of the written statement and return the copy as so endorsed to the money lender. The money lender must retain the copy of the statement so returned during the continuance of the agreement to which that statement relates. If the money lender does not do so he commits an offence. The money lender must also, upon a request in writing, supply a copy of any document relating to the loan or security. But a request cannot be made more than once per month. Interest is not payable for so long as the money lender, without good reason, fails to comply with any request mentioned in this paragraph.

Section 20 provides that the surety, unless he is also the borrower, must within 7 days of making the agreement be given a copy of the signed note of the agreement, a copy of the security instrument (if any) and a statement with details of the total amount payable. The money lender must also give the surety, upon request in writing at any time (but not more than once per month) a signed statement showing details of the total sum paid and remaining to be paid. The security is not enforceable for so long as the money lender, without good reason, fails to comply.

Section 21 provides that a borrower may at any time, on giving written notice, repay a loan together with interest to the date of repayment, and no higher rate of interest may be charged for early repayment.

This provision, however, will not apply where the money lender is recognized, or is a member of an association recognized, by the Financial Secretary by notice in the Gazette in force under section 33A(4) of the Ordinance.

Section 22 states that a loan agreement is illegal if it provides for the payment of compound interest, or provides that a loan may not be repaid by instalments. A loan agreement is also illegal if it charges a higher rate of interest on amounts due but not paid, although it may provide for charging simple interest on that part of the principal and interest outstanding at a rate not exceeding the rate payable apart from any default. The illegal agreement may, however, be declared legal in whole or in part by a court if the court is satisfied that it would be unjust if the agreement were illegal because it did not comply with this section.

Section 23 declares that a loan agreement with a money lender and any security given for the loan will not be enforceable if the money lender was unlicensed at the time of making the agreement or taking the security. The loan agreement or security may, however, be declared enforceable in whole or in part by a court if the court is satisfied that it would be unjust if the agreement or security were unenforceable by virtue of this section.

Summary of Part IV of the Ordinance-Excessive interest rates

Section 24 fixes the maximum effective rate of interest on any loan (the “effective rate” is to be calculated in accordance with the Second Schedule to the Ordinance). A loan agreement providing for a higher effective rate will be unenforceable and the lender will be liable to prosecution. This maximum rate may be changed by the Legislative Council but not so as to affect existing agreements. The section does not apply to any loan made to a company which has a paid up share capital of not less than$ 1,000,000 or, in respect of any such loan, to any person who makes that loan.

(L.N. 139 of 2022)

Section 25 provides that where court proceedings are taken to enforce a loan agreement or security for a loan or where a borrower or surety himself applies to a court for relief, the court may look at the terms of the agreement to see whether the terms are grossly unfair or exorbitant (an effective rate of interest exceeding the rate specified in the section may be presumed, on that ground alone, to be exorbitant), and, taking into account all the circumstances, it may alter the terms of the agreement in such a manner as to be fair to all parties. The section does not apply to any loan made to a company which has a paid up share capital of not less than $1,000,000 or, in respect of any such loan, to any person who makes that loan.

(L.N. 139 of 2022)

(L.N. 522 of 1995)

Sign by The Borrower(s) :

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Schedule 4

THE PERSONAL INFORMATION COLLECTION STATEMENT

JL INVESTMENT CAPITAL LIMITED (“本公司”)
關於《個人資料(私隱)條例》(“條例”)政策指引及《個人信貸資料實務守則》
致客戶及其他個別人士的通知

1. 「資料當事人」一詞，不論於本通知何處提及，包括以下為個人的類別：
   (a) 任何公司申請人或客戶/用戶的董事、股東、高級職員及經理；及
   (b) 本公司的供應商、承建商、服務供應商及其他合約對手，
   (c) 基於對本公司負有的責任而出任擔保人、保證人及提供抵押、擔保或任何形式的支持的人士；
   (d) 本公司提供的信貸及相關貸款服務和產品及授信的申請人或客戶/用戶及其被授權人。
   為免疑問，「資料當事人」不包括任何法人團體。本通知的內容適用於所有資料當事人，並構成其與本公司不時訂立或可能訂立的任何貸款賬戶或與本公司的相關協議或安排的條款及條件及任何合約的一部份。若本通知與有關合約存在任何差異或分歧，就有關保護資料當事人的個人資料而言概以本通告為準。本通知並不限制資料當事人在條例下之權利。
2. 資料當事人在開立或延續賬戶、建立或延續本公司信貸或要求本公司提供信貸及相關服務和產品及授信時（包括但不限於本公司之私人貸款、循環貸款、樓宇按揭及樓宇估價服務等）需不時向本公司提供有關的資料，以作為處理及審批該項申請。
3. 若資料當事人未能向本公司提供該等資料、可能會導致本公司無法開立或延續賬戶或建立或延續本公司信貸或要求本公司提供信貸及相關服務和產品及授信。
4. 資料當事人與本公司在延續正常業務運作中，本公司亦會收集資料當事人的資料，例如，親身或以電話或網上申請貸款或延續貸款賬戶、包括經信貸資料服務機構所獲得的資料。
5. 資料當事人之資料的用途將視乎其與本公司的關係性質有所不同，其中包括以下用途：
   (a) 確保資料當事人維持可靠信用；
   (b) 提供信用查詢備考書；
   (c) 編制及維持本公司的信貸評分模式；
   (d) 評估資料當事人作為信貸及相關貸款服務和產品及授信的實際或準申請人的優點和適合性，以及處理和批核其申請、續期及/或取消；
   (e) 在資料當事人申請信貸時進行的信貸調查，及每年進行一次或以上的定期或特別賬戶審查。該等賬戶的審查將協助本公司判斷應否增加或減少資料當事人的信貸額或維持資料當事人的信貸額不變；
   (f) 提供服務和信貸便利給資料當事人之日常運作；
   (g) 設計為資料當事人使用的信貸及相關貸款服務和產品及授信；
   (h) 為推廣服務、產品及其他項目（詳見下述第 9 段）；
   (i) 計算本公司與資料當事人之間的負債款額；
   (j) 向資料當事人及為資料當事人的責任提供抵押的人士追收欠款；
   (k) 協助其他財務機構作信用檢查及追討債務；
   (l) 與資料當事人或其他人士的資料作比較以進行信貸調查，資料核實或以其他方法產生或核實資料，不論有關比較是否為對該資料當事人採取不利的追討行動；
   (m) 為符合根據下述適用於本公司或其任何分行或期望本公司或其任何分行遵從的有關披露及使用資料之責任、規定或安排：
      (i) 在香港特別行政區境內或境外之已存在、現有或將來對其具約束力或適用於其的任何法律；
      (ii) 在香港特別行政區境內或境外之已存在、現有或將來並由任何法定、監管、政府、稅務、執法或其他機構，或由金融服務提供者之自律監管或行業的團體或組織所發出或提供之任何指引和指導；
      (iii) 本公司或其任何分行因其金融、商業、營業或其他利益或活動處於或關連於相關本地或海外的法定、監管、政府、稅務、執法或其他機構或金融服務提供者之自律監管或行業團體或組織之司法管轄區而須承擔或獲施加與本地或海外之法定、監管、政府、稅務、執法或其他機構或金融服務提供者之自律監管或行業團體或組織之間的現有或將來之任何合約承諾或其他承諾；
   (n) 為符合根據任何本集團計劃下就遵從洗錢、恐怖分子資金籌集或其他非法活動之批准或防止或偵測與作出本集團內資料及訊息分享及/或任何其他使用資料及訊息的任何責任、規定、政策、程序、措施或安排；
   (o) 使本公司的實在或建議承讓人，或本公司對資料當事人的權利的參與人或附屬參與人評核意圖成為轉讓，參與或附屬參與的交易；
   (p) 作為維持資料當事人的信貸紀錄或其他紀錄，不論資料當事人與本公司是否存在任何關係，以作現在或將來參考用；及
   (q) 一切與上述有聯繫、有附帶性或有關的用途。
6. 本公司會對其持有的資料當事人資料保密，但本公司可能會把該等資料提供及披露給下述各方作第 5 段列出的用途：

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(a) 任何對本公司有保密責任的人士，包括本公司集團內已承諾保持該資料保密的公司；
(b) 付款銀行向出票人提供已付款支票的副本（而期中可能載有關於收款人的資料）；
(c) 任何付款到資料當事人賬戶的人士；
(d) 任何代理人、承包人、或向本公司提供行政、電訊、電腦、付款或證券結算或其他與本公司業務運作有關的服務的第三方服務供應商，不論其所在地；
(e) 信貸資料服務機構：而在資料當事人欠賬時，則可將該等資料提供給收數公司；
(f) 任何從資料當事人收取付款的人士、其收款銀行及任何處理或辦理該付款的中介人士；
(g) 本公司或其任何分行在根據對其本身或其任何分行具約束力或適用的法例規定下之責任或其他原因而必須向該人作出披露、或按照及為實施由任何法定、監管、政府、稅務、執法或其他機構或金融服務提供者之自律監管或行業團體或組織所提供或發出的指引或指導需預期向該人作出披露、或根據與本地或海外之法定、監管、政府、稅務、執法或其他機構或金融服務提供者之自律監管或行業團體或組織之間的任何合約承諾或其他承諾而向該人作出任何披露之任何人士，該等人士可能處於香港特別行政區境內或境外及可能是已存在、現有或將來出現的任何人士。
(h) 本公司的任何實在或建議承讓人或就本公司對資料當事人的權利的參與人或附屬參與人或受讓人；及
(i) (i) 本集團之任何成員；
(ii) 第三方金融機構、承保人、信用卡公司、證券、商品及投資服務供應商；
(iii) 第三方獎賞、年資獎勵、聯名合作及優惠計劃供應商；
(iv) 本公司及本集團之聯名合作夥伴（有關服務和產品的申請表上會提供聯名合作夥伴的名稱（視屬何情況而定））；
(v) 慈善或非牟利組織；及
(vi) 就上述第五(h)段而獲本公司任用之第三方服務供應商（包括但不限於代寄郵件公司、電訊公司、電話促銷及直銷代理人、電話服中心、數據處理公司及資訊科技公司），不論其所在地。

本公司可能為上述第 5 段所列之目的不時將資料當事人的資料轉移往香港特別行政區境內的地區。

7. 就上述第 5(e)段之目的，本公司可不時向信貸資料服務機構查閱及提取資料當事人的個人信貸資料，以檢討任何與信貸安排相關的下述事項：
(a) 增加信貸額；
(b) 縮減信貸額（包括取消信貸或降低信貸額）；或
(c) 與資料當事人制訂或推行債務安排計劃。

本公司向信貸資料服務機構查閱資料當事人的個人信貸資料時，必須符合根據該條例核准和發出之《個人信貸資料實務守則》的規定。

8. 有關資料當時人無抵押貸款或按揭申請之資料（不論作為借款人、按揭人或擔保人及不論以資料當事人單名或與其他人士聯名方式），本公司（以其自身及/或代理人身份）可向信貸資料服務機構提供下述關於資料當事人的資料（包括任何下述資料中不時更新之任何資料）：
(a) 全名；
(b) 就每宗無抵押貸款或按揭的身份（即作為借款人、按揭人或擔保人，以及不論以資料當事人單名或與其他人士聯名方式）；
(c) 身分證號碼或旅遊證件號碼；
(d) 出生日期；
(e) 聯絡電話；
(f) 通信地址；
(g) 就每宗無抵押貸款或按揭的按揭賬戶號碼；
(h) 就每宗無抵押貸款或按揭的信貸種類及金額；
(i) 就每宗無抵押貸款或按揭的按揭賬戶狀況（如生效、已結束、撇賬（因破產命令除外）、因破產命令的撇賬）；及
(j) 就每宗無抵押貸款或按揭的按揭賬戶結束日期（如適用）。

信貸資料服務機構會使用上述由本公司提供的資料，統計資料當事人（分別以借款人、按揭人或擔保人身份、及不論其以單名或與其他人士聯名方式）不時與香港特別行政區內的信貸提供者持有之無抵押貸款或按揭宗數，於信貸資料庫內讓信貸提供者共用（惟受限於按條例核准及發出之《個人信貸資料實務守則》的規定）。

9. 使用資料作直接促銷

本公司擬使用資料當事人的資料作直接促銷及本公司須為此目的取得資料當事人同意（包括資料當事人不反對之表示）。因此，請注意以下：
(a) 本公司持有資料當事人的姓名、聯絡詳情、產品及服務投資組合信息、交易模式及行徑、財務背景及統計資料可不時被本公司用於直接促銷；
(b) 以下服務類別可作推廣：
(i) 信貸及相關服務和產品及授信；
(ii) 獎賞、年資獎勵或優惠計劃及相關服務和產品；
(iii) 本公司的聯名合作夥伴提供之服務和產品（有關服務和產品的申請表上會提供聯名合作夥伴的名稱（視屬何情況而定））；及
(iv) 為慈善及或非牟利的目的之捐款及資助；
(c) 上述服務、產品及項目可由本公司及/或下述人士提供或（如涉及捐款及資助）募捐：
(i) 本集團之任何成員；
(ii) 本公司及本集團之聯名合作夥伴（有關服務和產品的申請表上會提供聯名合作夥伴的名

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稱（視屬何情況而定））；及
(iii) 慈善或非牟利組織；
(iv) 第三方金融機構、承保人、信用卡公司、證券、商品及投資服務供應商；
(v) 第三方獎賞、年資獎勵、聯名合作及優惠計劃供應商；

(d) 除本公司推廣上述服務、產品及項目外，本公司同時擬提供列明於上述第九(a)段之資料至上述第九(c)段的所有或其中任何人士，該等人士藉以用於推廣上述服務、產品及項目，而本公司須為此目的取得資料當事人同意（其中包括資料當事人不反對之表示）；

(e) 本公司如以上第 9(d)段所述將資料提供予其他人士可能會獲得金錢或其他財產的回報。如本公司會因為提供資料予其他人士而獲得任何金錢或其他財產的回報，本公司會於以上第 9(d)段所述徵求資料當事人同意或不反對時如是通知資料當事人。

若資料當事人不願意本公司使用或提供其資料予其他人士，藉以用於以上所述之直接促銷，資料當事人可通知本公司以行使其不同意此安排的權利。

10. 根據條例中的條款及根據條例核准和發出的《個人信貸資料實務守則》，任何資料當事人有權：
   (a) 查明本公司對於資料的政策及慣例和獲告知本公司持有的個人資料種類；
   (b) 查核本公司是否持有他的資料及查閱該等資料；
   (c) 要求本公司改正任何有關他的不準確的資料；
   (d) 按要求獲告知那些是會例行向信貸資料服務機構或收數公司披露的個人資料類別，及獲本公司提供進一步資料，以便向有關信貸資料服務機構或收數公司提出查閱和改正資料的要求；及
   (e) 對於本公司向信貸資料服務機構提供的任何賬戶資料（為免生疑問，包括任何賬戶還款資料），於悉數清償欠款以終止賬戶時，指示本公司要求有關信貸資料服務機構從其資料庫中刪除該等賬戶資料，惟是項指示必須於賬戶終止後 5 年內發出，且該賬戶在緊接賬戶終止之前 5 年內，並無超過 60 天的拖欠還款記錄。賬戶還款資料包括最後一次到期的還款額、最後一次報告期間所作出的還款額（即緊接本公司向信貸資料服務機構提供最後一次賬戶資料前不超過 31 天的期間）、剩餘可用信貸額、或未償還款額及欠款資料（即過期欠款額及逾期還款日數、清還過期欠款的日期及全數清還拖欠超過 60 天的欠賬之日期（如有））。
11. 在賬戶出現任何欠款的情況下，除非欠款金額在由出現拖欠日期起計 60 天屆滿前全數清還或撇賬（因破產命令除外），信貸資料服務機構所可由全數清還欠款金額之日期起計 5 年保留賬戶還款資料（請見上述第 10(e)段的定義）。
12. 當資料當事人因被頒布破產命令而導致賬戶中的任何金額被撇賬，不論賬戶還款資料（請見上述第 10(e)段的定義）是否顯示存有任何超過 60 天的欠款，信貸資料服務機構可由全數清還欠款金額之日期起計 5 年或由資料當事人提供證據通知信貸資料服務機構其已獲解除破產命令的日期起計 5 年保留賬戶還款資料（以較先出現者為準）。
13. 根據條例的條款，本公司有權就處理任何查閱資料的要求收取合理費用。
14. 任何關於查閱或改正資料，或索取關於資料政策及慣例或所持有的資料種類的要求，應向下列人士提出：

   資料保障主任
   JL INVESTMENT CAPITAL LIMITED
   香港上環永樂街 87 號泰達大廈 15 樓 B2 室
   Tel/電話 : (852) 3549 6353 Fax/傳真 : (852) 3549 6354
15. 本公司在考慮任何借貸申請時或不時進行信貸審查時，會從信貸資料服務機構取得關於資料當事人的信貸報告。如資料當事人希望索閱該信貸報告，本公司會向其提供有關信貸資料服務機構的詳細聯絡資料。
16. 如本通知中文版本與英文版本有任何歧義，則以英文版本為準。

2025 年 3 月

<u>選擇拒絕在直接促銷中使用個人資料之申請</u>

本人確認已收到並清楚明白 JL INVESTMENT CAPITAL LIMITED 的「關於《個人資料(私隱)條例》政策指引及《個人信貸資料實務守則》致客戶及其他個別人士的通知」。

根據《個人資料(私隱)條例》，本人可隨時選擇不再收取 JL INVESTMENT CAPTIAL LIMITED 發出的宣傳資料。

請在下列適當方格內 ☐ 加上剔號("✓")

☐本人<u>不欲</u>收到 JL INVESTMENT CAPITAL LIMITED 經以下渠道發出的宣傳資料*：

☐ 直銷郵件 ☐ 電話短訊 ☐ 電子推廣郵件
☐ 電話直銷 ☐ 以上所有渠道

（*如閣下沒有在以上任何方格內以剔號顯示閣下的選擇，即視作選擇「以上所有渠道」。）

客戶簽署 : ______________________

客戶姓名 : 余志達

香港身分證號碼 : G474085(7)

25

JL Investment Capital Limited (the “Company”)

Data policy Notice to customers and other individuals relating to the

Personal Data (Privacy) Ordinance {the “Ordinance”) and the Code of Practice on Consumer Credit Data

1.	The term “data subject(s)”, wherever mentioned in the Notice, includes the following categories of individuals:-

(a)	directors, shareholders, officers and managers of any corporate applicants and data subjects/users; and

(b)	suppliers, contractors, service providers and other contractual counterparties of the Company;

(c)	sureties, guarantors and parties providing security, guarantee or any form of support for obligations owed to a Company;

(d)	applicants for or customers/users of credit facilities and related financial services and products and facilities and so forth provided by a Company and their authorized signatories.

For the avoidance of doubt, “data subjects” shall not include any incorporated bodies. The contents of this Notice shall apply to all data subjects and form part of the terms and conditions of the Loan Agreement and/or the agreement or arrangement and any contracts for services that the data subjects have or may enter into with the Company from time to time. If there is any inconsistency or discrepancy between this Notice and the relevant contract, this Notice shall prevail insofar as it relates to the protection of the data subjects’ personal data. Nothing in this Notice shall limit the rights of the data subjects under the Ordinance.

2.	From time to time, it is necessary for data subjects to supply the Company with data in connection with the opening or continuation of accounts and the establishment or continuation of credit facilities or provision of credit facilities and related financial services and products and facilities which include but not limited to personal loan, revolving loan, property mortgage and property valuation services.

3.	Failure to supply such data may result in the Company being unable to open or continue accounts or establish or continue credit facilities or provide credit facilities and related financial services and products and facilities.

4.	It is also the case that data are collected from data subjects in the ordinary course of the business for the purpose of processing of new or renewal of loan application or services either application in person, through telephone or internet. This includes information obtained from credit reference agency.

5.	The purposes for which the data relating to the data subjects may be used will vary depending on the nature of the data subjects’ relationship with the Company, they may include the following:-

(a)	ensuring ongoing credit worthiness of data subjects;

(b)	providing reference;

(c)	creating and maintaining the Company’s credit scoring models;

(d)	assessing the merits and suitability of the data subjects as actual or potential applicants for credit facilities and related financial services and products and facilities and/or processing and/or approving their applications, renewals and cancellations;

(e)	conducting credit checks at the time of application for credit /loan and at the time of regular or special reviews which normally will take place one or more times each year. The Company undertakes these reviews to determine whether the data subjects existing credit/loan amount should be increased, decreased or where appropriate remained unchanged;

(f)	the daily operation of the services and credit facilities provided to the data subjects;

(g)	designing credit facilities and related financial services and products and facilities for data subjects’ use;

(h)	marketing services, products and other subjects (please see further details in Paragraph 9 below);

(i)	determining amounts owed to or by the data subjects;

(j)	collection of amounts outstanding from the data subjects and those providing security for the data subjects’ obligations;

(k)	assisting other financial institutions to conduct credit checks and collect debts;

(I)	comparing data of the data subjects or other persons for credit checking, data verification or otherwise producing or verifying data, whether or not for the purpose of taking action against the data subjects;

(m)	complying with the obligations, requirements or arrangements for disclosing and using data that apply to the company or any of its branches or that it is expected to comply according to:

(i)	any law binding or applying to it within or outside the Hong Kong Special Administrative Region existing currently and in the future;

(ii)	any guidelines or guidance given or issued by any legal, regulatory, governmental, tax, law enforcement or other authorities, or self-regulatory or industry bodies or associations of financial services providers within or outside the Hong Kong Special Administrative Region existing currently and in the future;

(iii)	any present or future contractual or other commitment with local or foreign legal, regulatory, governmental, tax, law enforcement or other authorities, or self-regulatory or industry bodies or associations of financial services providers that is assumed by or imposed on the Company or any of its branches by reason of its financial, commercial, business or other interests or activities in or related to the jurisdiction of the relevant local or foreign legal, regulatory, governmental, tax, law enforcement or other authority, or self-regulatory or industry bodies or associations;

(n)	complying with any obligations, requirements, policies, procedures, measures or arrangements for sharing data and information within the group companies of the Company and/or any other use of data and information in accordance with any group-wide programmes for compliance with sanctions or prevention or detection of money laundering, terrorist financing or other unlawful activities;

(o)	enabling an actual or proposed assignee of the Company, or participant or sub-participant of the Company’s rights in respect of the data subjects to evaluate the transaction intended to be the subject of the assignment, participation or sub-participation;

26

(p)	maintaining a credit history or otherwise, a record of data subjects (whether or not there exists any relationship between data subjects and the Company) for present and future reference; and

(q)	purposes incidental, associated or relating thereto.

6.	Data held by the Company relating to data subjects will be kept confidential but the Company may provide and disclose such data to the following parties for the purposes set out in Paragraph 5:-

(a)	any other person under a duty of confidentiality to the Company including a group companies of the Company which has unde1taken to keep such information confidential;

(b)	the drawee bank providing a copy of a paid cheque (which may contain information about the payee) to the drawer;

(c)	any person making payment into the data subject’s account;

(d)	any agent, contractor or third party service provider who provides administrative, telecommunications, computer, payment or securities clearing or other services to the Company in connection with the operation of its business, wherever situated;

(e)	credit reference agencies, and, in the event of default, to debt collection agencies;

(t)	any person receiving payment from the data subject, the banker of such person and any intermediaries which may handle or process such payment;

(g)	any person to whom the Company or any of its branches is under an obligation or otherwise required to make disclosure under the requirements of any law binding on or applying to the Company or any of its branches, or any disclosure under and for the purposes of any guidelines given or issued by any legal, regulatory, governmental, tax, law enforcement or other authorities, or self-regulatory or industry bodies or associations of financial services providers with which the Company or any of its branches are expected to comply, or any disclosure pursuant to any contractual or other commitment of the Company or any of its branches with local or foreign legal, regulatory, governmental, tax, law enforcement or other authorities, or self-regulatory or industry bodies or associations of financial services providers, all of which may be within or outside the Hong Kong Special Administrative Region and may br existing currently and in the future;

(h)	any actual or proposed assignee of the Company or participant or sub-participant or transferee of the Company’s rights in respect of the data subject; and

(i)	(i)	any member of the group companies of the Company;

(ii)	third party financial institutions, insurers, credit card companies, securities, commodities and investment services providers;

(iii)	third party reward loyalty co-branding and privileges programme providers;

(iv)	co-branding partners of the Company and the group companies of the Company (the names of such co-branding partners can be found in the application form(s) for the relevant services and products, as the case may be);

(v)	charitable or non-profit making organisations; and;

(vi)	external service providers (including but not limited to mailing houses, telecommunication companies, telemarketing and direct sales agents, call centers, data processing companies and information technology companies) that the Company engages for the purposes set out in Paragraph 5(h) above, wherever situated.

The Company may from time to time transfer the data relating to the data subjects to a place outside Hong Kong Special Administrative Region for the purposes set out in Paragraph 5 above.

7.	For the purpose of Paragraph 5(e) above, the Company may from time to time access and obtain consumer credit data of the data subject from a credit reference agency for reviewing any of the following matters in relation to the credit facilities granted:

(a)	an increase in the credit amount;

(b)	the curtailing of credit (including the termination of credit or a decrease in the facility amount); or

(c)	the putting in place or the implementation of a scheme of arrangement with the data subject.

When the Company accesses consumer credit data about a data subject held with a credit reference agency, it must comply with The Code of Practice on Consumer Credit Data approved and issued under the Ordinance.

8.	With respect to data in connection with unsecured loans or mortgage applied by the data subject (if applicable, and whether as a borrower mortgagor or guarantor and whether in the data subject’s sole name or in joint names with others), the following data relating to the data subject (including any updated data of any of the following data from time to time) may be provided by the company on its own behalf and/or as agent, to a credit reference agency:

(a)	full name;

(b)	capacity in respect of each unsecured loans or mortgage (as borrower, mortgagor or guarantor, and whether in the data subject’s sole name or in joint names with others);

(c)	identity card number or travel document number;

(d)	date of birth;

(e)	contact number;

(f)	correspondence address;

(g)	unsecured loans or mortgage account number in respect of each unsecured loans or mortgage;

(h)	type of the facility and the amount in respect of each unsecured loans or mortgage;

(i)	unsecured loans or mortgage account status in respect of each unsecured loans or mortgage (e.g., active, closed, write-off (other than due to a bankruptcy order) write-off due to a bankruptcy order)· and

(j)	if any unsecured loans or mortgage account closed date in respect of each unsecured loans or mortgage.

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The credit reference agency will use the above data supplied by the Company for the purposes of compiling a count of the number of unsecured loans or mortgage from time to time held by the data subject with credit providers in Hong Kong Special Administrative Region, as borrower, mortgagor or guarantor respectively and whether in the data subject’s sole name or in joint names with others, for sharing in the consumer credit database of the credit reference agency by credit providers (subject to the requirements of the Code of Practice on Consumer Credit Data approved and issued under the Ordinance).

9.	USE OF DATA IN DIRECT MARKETING

The Company intends to use the data subject’s data in direct marketing and the Company requires the data subject’s consent (which includes an indication of no objection) for that purpose. In this connection, please note that:

(a)	the name, contact details, products and services portfolio information, transaction pattern and behaviour financial background and demographic data of the data subject held by the Company from time to time may be used by the Company in direct marketing;

(b)	the following classes of services, products and subjects may be marketed:

(i)	credit facilities and related financial services and products and facilities;

(ii)	reward, loyalty or privileges programmes and related services and products;

(iii)	services and products offered by the Company’s co-branding partners (the names of such co- branding partners can be found in the application form(s) for the relevant services and products, as the case may be); and

(iv)	donations and contributions for charitable and/or non-profit making purpose;

(c)	the above services, products and subjects may be provided or (in the case of donations and contributions) solicited by the Company and/or:

(i)	any member of the group companies of the Company;

(ii)	co-branding partners of the Company and the group companies of the Company (the names of such co-branding partners can be found in the application form(s) for the relevant services and products, as the case may be );and

(iii)	charitable or non-profit making organisations;

(iv)	third party financial institutions, insurers, credit card companies, securities, commodities and investment services providers;

(v)	third party reward, loyalty, co-branding or privileges programme providers;

(d)	in addition to marketing the above services, products and subjects itself, the Company also intends to provide the data described in Paragraph 9(a) above to all any of the persons described in Paragraph 9(c) above for use by them in marketing those services, products and subjects, and the Company requires the data subject’s written consent (which includes an indication of no objection) for that purpose;

(e)	the Company may receive money or other property in return for providing the data to the other persons in Paragraph 9(d) above and, when requesting the data subject’s consent or no objection as described in Paragraph 9(d) above, the Company will inform the data subject if it will receive any money or other property in return for providing data to the other persons.

If a data subject does not wish the Company to use or provide to other persons his/her data for use in direct marketing as described above, the data subject may exercise his/her opt-out right by notifying the Company.

10.	Under and in accordance with the terms of the ordinance and the Code of Practice on Consumer Credit Data approved and issued under the Ordinance, any data subject has the right:-

(a)	to ascertain the Company’s policies and practices in relation to data and to be informed of the kind of personal data held by the Company;

(b)	to check whether the Company holds data about him and of access to such data;

(c)	to require the Company to correct any data relating to him which is inaccurate;

(d)	to be informed on request which items of data are routinely disclosed to credit reference agencies or debt collection agencies, and be provided with further information to enable the making of an access and correction request to the relevant credit reference agency or debt collection agency; and

(e)	in relation to any account data (including, for the avoidance of doubt, any account repayment data) which has been provided by the Company to a credit reference agency, to instruct the Company, upon termination of the account by full repayment, to make a request to the credit reference agency to delete such account data from its database, as long as the instruction is given within five years of termination and at no time was there any default f payment in relation to the account, lasting in excess of 60days within five years immediately before account termination. Account repayment data include amount last due, amount of payment made during the last reporting period (being a period not exceeding 3 1days immediately preceding the last contribution of account data by the Company to a credit reference agency), remaining available credit or outstanding balance and default data (being amount past due and number of days past due, date of settlement of amount past due, and date of final settlement of amount in default lasting in excess of60 days (if any)).

11.	In the event of any default of payment relating to an account, unless the amount in default is fully repaid or written off (other than due to a bankruptcy order) before the expiry of 60 days from the date such default occurred, the account repayment data (as defined in Paragraph lO(e) above) may be retained by the credit reference agency until the expiry or five years from the date of final settlement of the amount in default.

12.	In the event any amount in an account is written-off due to a bankruptcy order being made against the data subject, the account repayment data (as defined in Paragraph l0(e) above) may be retained by the credit reference agency, regardless of whether the account repayment data reveal any default of payment lasting in excess of 60 days, until the expiry of five years from the date of final settlement of the amount in default or the expiry of five years from the date of discharge from a bankruptcy as notified by the data subject with evidence to the credit reference agency, whichever is earlier.

13.	In accordance with the terms of the Ordinance, the Company has the right to charge a reasonable fee for the processing of any data access request.

14.	The person to whom requests for access to data or correction of data or for information regarding policies and practices and kinds of data held are to be addressed is as follows:

The Data Protection Officer

JL Investment Capital Limited

Room 82, 15/F, Teda Building, No.87 Wing Lok Street, Sheung Wan, Hong Kong.

Telephone: 35496353	Facsimile: 35496354

15.	The Company may have obtained a credit report on or access the database of the data subject from a credit reference agency in considering any application for credit or conducting credit reviews from time to time. In the event that the data subject wishes to access the credit report, the Company will advise the contact details of the relevant credit reference agency.

16.	In case of discrepancies between the English and Chinese versions, the English version shall prevail. March 2025

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Request for Opt-out from Use of Personal Data in Direct Marketing

I acknowledge that I have received and fully understood the JL Investment Capital Limited’s “Notice to Customers and Other Individuals Relating to the Personal Data (Privacy) Ordinance and the Code of Practice on Consumer Credit Data”.

According to the Personal Data (Privacy) Ordinance, I shall, at any time, choose not to receive promotional materials JL Investment Capital Limited.

Please check.(“ ✓“) the box(es) below where applicable

☐ I do not wish to receive any promotional material from JL Investment Capital Limited via the following channel(s)*:

☐	Direct Mailing	☐	Mobile SMS	☐	Promotion E-mail
☐	Telephone Call	☐	All of channels

(*if you do not indicate your choice by ticking any of the above check boxes, you are deemed to select “All of channels”.)

Customer’s Signature	:	/s/ Yu Chi Tat Dennis
Customer Name	:	Yu Chi Tat Dennis
HKID Card No.	:	G474085(1)
Date	:

29

IN WITNESS hereof the parties hereto have duly executed this Agreement as a deed the day and year first written

THE BORROWER

EXECUTED and DELIVERED as a deed by	)
Ultra High Point Limited acting by Mr. YU	)
Chi Tat Dennis, its sole director for and on	)
behalf of Ultra High Point Limited as duly	)
authorized by resolution of the Sole Director	)
the presence of :-)

THE LENDER

EXECUTED and DELIVERED as a deed by	)
JL Investment Capital Limited acting by	)
Mr. CHEUNG Wing Lok, its sole director for	)
and on behalf of JL Investment Capital Limited	)
as duly authorized by resolution of the Sole	)
Director in the presence of :	)

[signature page of the loan agreement]

Annexure 1

Form on disclosure of the existence of thirde party’s by the intending borrowers

附件1/ Annex1

致/To：JL Investment Capital Limited

關於我 / 我們________, 香港身分證號碼:____________, 持有人, 地址：__________________
________________________________向你申請貸款一事，現謹確認：

I / We, ULTRA HIGH POINT LIMITED (Business Registration No.50546927) is a company incorporated in Hong Kong SAR whose registered office Unit 707, 7/F, Lakeside 1, Phase 2, No. 8 Science Park West Avenue, Hong Kong Science Park, Pak Shek Kok, New Territories, Hong Kong, refer to My / Our application to you for a loan and hereby confirm that:

(1) 我 / 我們因促致、洽商、取得或申請該筆貸款，或因擔保或保證該筆貸款的償還，或由於與該等事務有關，而從未與任何第三方達成或簽訂任何協議
I / We for or in relation to the procuring, negotiation, obtaining or application of the loan, guaranteeing or securing the repayment of the loan or any matters in connection therewith have not entered into or signed any agreement with any third party

(2) 我 / 我們確認我 / 我們從以下的途徑知悉貴公司並向貴公司申請貸款:
I / We confirm that I / We come to know about your company by the following information and made application to your company for loan:

(I) 廣告-包括電視、電台、報章及其他傳媒 ☐
Advertising - including TV, Radio broadcasting, newspapers and other media

(II) 朋友介紹-姓名:____________________________ ☐
Friend referral - Name: ____________________________

(III) 我 / 我們為貴公司舊客戶 ☐
I / We were client of your company

(IV) 其他 __________________________________ ☐
Others __________________________________

簽署 / Signed：________________________

姓名 / Name： Yu Chi Tat Dennis (余志達)
(Holder of Hong Kong Identity Card No. G474085(7))

日期 / Date：

請在適合的☐內填上✓
Please ✓ the☐where it is appropriate

Annexure 2

Copy of third party’s agreement provided by the intending borrowers

Annexure 3

Form on confirmation by appointed third party on the non-charging of fees

致/To:

關於________________________（下稱「擬借款人」）向你申請貸款一事，我 / 我們________________________________現謹確認:

I / We________________________________refer to the application of________________________("the intending borrower") for a loan from you and hereby confirm that:

1. (a) 我 / 我們不曾而將來亦不會因促致、洽商、取得或申請該筆貸款，或因擔保或保證該筆貸款的償還，或由於與該等事務有關，向擬借款人徵收、追討、要求或收受任何費用、收費、報酬或代價(不論其名目為何)；及

I / We have not charged, recovered, demanded or received and will not charge, recover, demand or receive any fees, charges, reward or consideration (however named), from the intending borrower for or relating to the procuring, negotiation, obtaining or application of the loan or guaranteeing or securing the repayment of the loan or any matters relating thereto; and

(b) 我 / 我們不曾因貸款或由於與貸款有關而另行與擬借款人達成協議，無論是否因購買任何貨品或服務，由擬借款人向任何其他方支付或於將來支付任何費用、收費、報酬或代價(不論其名目為何)。

I / We have not otherwise agreed with the intending borrower that, for or relating to the loan or any matters therewith, the intending borrower pay or would pay any fees, charges, reward or consideration, however named, to any other party whether for the purchase of any goods or services or not.

2. 我/我們謹此提供我/我們與擬借款人簽訂的協議副本一份

I / We hereby provide a copy of the agreement signed by Me/Us and intending borrower

簽署/ Signed: ________________

姓名/ Name: ____________________

日期/ Date: __________________

(不適用 Not Applicable)

Annexure 4

Third party’s information and its relationship with the Money Lemder and the Money

Lender’s advice to the borrwer